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            EXHIBIT (15) LETTER RE: UNAUDITED FINANCIAL INFORMATION

Board of Directors and Shareholders
Park-Ohio Holdings Corp.

     We are aware of the incorporation by reference in the following Registration Statements of Park-Ohio Holdings Corp., for the registration of its common stock of our report dated November 12, 2001 relating to the unaudited consolidated interim financial statements of Park-Ohio Holdings Corp., which are included in its Form 10-Q for the quarter ended September 30, 2001.

                                                                             SHARE
REGISTRATION STATEMENT        DESCRIPTION                                  REGISTERED
----------------------        -----------                                  ----------
Form S-8 (33-01047)           Individual Account Retirement Plan           1,500,000
Form S-8 (333-58161)          1998 Long-Term Incentive Plan                  550,000

                                            /s/ Ernst & Young LLP
Cleveland, Ohio
November 13, 2001

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